Exhibit 4.1

[ Alliant Techsystems Inc. Logo ]

Dated Countersigned and registered Mellon Investor Services, LLC Transfer Agent and Registrar /s/ Maurice Lynch Authorized Officer
Number Common Stock Alliant Techsystems Inc. Shares AT

	This is to certify that	Cusip 018804 10 4

is the Owner of

Fully paid and non-assessable shares of the common stock, $.01 par value, of Alliant Techsystems Inc. (hereinafter referred to as the Company), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Company's Restated Certificate of Incorporation, as amended, and of any resolutions of its Board of Directors providing for the issue of Preferred Stock, copies of which are on file with the Transfer Agent, to all of which each holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof, the Company has caused facsimiles of the signatures of its proper officers and a facsimile of its corporate seal to be hereunto affixed.

Incorporated under the laws of the State of Delaware See reverse side for certain definitions This certificate is transferable in New York, N.Y. and Ridgefield Park, N.J.

Certificate of Stock
/s/ Keith D. Ross
	/s/ Paul David Miller Chairman of the Board	Senior Vice President, General Counsel and Secretary

[ Alliant Techsystems Inc. Logo ]

Alliant Techsystems Inc. will furnish without charge to each stockholder who so requests, a statement or summary of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Company is authorized to issue and of the qualifications, limitations or restrictions of such preferences and/or rights. Any such request is to be addressed to the transfer agent named on the face of this certificate.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Alliant Techsystems Inc. (the “Company”) and LaSalle Bank National Association, as Rights Agent, dated as May 7, 2002 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of the mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), may become null and void.

The following abbreviations, when

used in the inscription on the

face of this certificate, shall be

construed as though they were

written out in full according to

applicable laws or regulations.

Additional abbreviations may also

be used though not in the list.

	TEN COM	UNIF GIFT MIN ACT
	as tenants in common	(Name) as Custodian for (Name) under the Uniform Gifts to Minors Act of (State)
TEN ENT
as tenants by the entireties
JT TEN
as joint tenants with right of survivorship and not as tenants in common

Please print or type social security or other identifying number, name and address of assignee on the lines below.

For value received	hereby sell, assign and transfer unto	Social security or other identifying number of assignee

Name

Address

City	State	Zip code

Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Signed		Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or any change whatever.